DEAN HELLER                           CERTIFICATE OF           FILED # C27381-98
Secretary of State                                                   -----------
                                        AMENDMENT                APR 02 2003
202 North Carson Street             (Pursuant to NRS 78.385     IN THE OFFICE OF
Carson City, Nevada 89701-4201         and 78.390)              /s/ Dean Heller
(775) 684-5708                                                    DEAN HELLER
------------------------------------------------------------  SECRETARY OF STATE
          Important: Read attached instructions before completing form.
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              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.   Name of Corporation:  Herrimen Oil & Gas Inc.
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2.   The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation of this corporation is amended to
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read in its entirety as follows: "The name of this corporation is Boundaries
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Capital, Inc."
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Article 4 of the Articles of Incorporation of this corporation is amended to
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read in its entirety as follows: "This corporation is authorized to issue only
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one class of shares, with a total number of 50,000,000 shares with a par value
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of $0.001 per share. On the amendment of this article, every one hundred fifty
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(150) issued and outstanding shares of this corporation shall be reverse split
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and consolidated into one (1) issued and outstanding share of this corporation."
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3.   The vote by which stockholders holding shares in the corporation  entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:  58.4%             *
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4.   Officer Signature (Required):

 /s/  Negar Towfigh
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.